                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         Filed by the Registrant [X ]

         Filed by a Party other than the Registrant [ ]

         CHECK THE APPROPRIATE BOX:


        [ ]  Preliminary Proxy Statement        [ ]Confidential, for Use of the
                                                   Commission Only (as
                                                   permitted by Rule 14a-6(e)(2)
        [X]  Definitive Proxy Statement
        [ ]  Definitive Additional Materials
        [ ]  Soliciting Material Pursuant to _240.14a-11(c) or _240.14a-12


                              GREENLAND CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                         COMMISSION FILE NUMBER: 017833



        PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
        [X] No fee required.

        [ ] Fee computed on the table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

             (1) Title of each class of securities to which transaction applies:

             (2) Aggregate number of securities to which transaction applies:

             (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act rule 0-11. (Set forth the amount on which the filing is calculated and state how it was determined):

             (4) Proposed maximum aggregate value of transaction:

             (5) Total fee paid:

        [ ]  Fee paid previously with preliminary materials.

        [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                                   GREENLAND
                                   ---------
                                  CORPORATION

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                               AND PROXY STATEMENT

To the Shareholders of Greenland Corporation:

     Notice is hereby given that the Annual Meeting of the Shareholders of Greenland Corporation (the "Company") will be held at Best Western Marty's Valley Inn, 3240 Mission Avenue, Oceanside, CA 92054, on Friday, September 29, 2000 at 10:00 AM, for the following purposes:

     To elect directors for the ensuing year to serve until the next Annual Meeting of Shareholders and until their successors have been elected and qualified. The present Board of Directors of the Company has nominated and recommends FOR election the following six persons:


    Louis T. Montulli     Gene Cross       Thomas J. Beener
    Lee Swanson           Max Farrow       George Godwin


     To amend and ratify the Company's Articles of Incorporation to affect the increase of its authorized common stock. The Board of Directors has previously ratified this amendment and recommends a vote FOR the increase of common stock authorized from 100,000,000 shares to 180,000,000 shares.

     To amend and ratify the 1999 Stock Option Plan to effect the increase the number of shares of common stock in the 1999 Stock Option Plan. The Board of Directors has previously ratified this amendment and recommends a vote FOR the increase from 8,000,000 shares to 14,000,000 shares.

     To approve the selection of Levit, Zacks & Ciceric as the Company's Independent Certified Public Accountants for the ensuing year. The Board of Directors recommends FOR their election.

     To transact such other business as may be properly brought before the Annual Meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on July 31, 2000 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. A list of such shareholders shall be open to the examination of any shareholder at the Annual Meeting and for a period of ten days prior to the date of the Annual Meeting at the offices of Greenland Corporation.

     Accompanying this Notice is a Proxy. Whether or not you expect to be at the Annual Meeting, please sign and date the enclosed Proxy and return it promptly. If you plan to attend the Annual Meeting and wish to vote your shares personally, you may do so at any time before the Proxy is voted.

     A copy of the Company's Form 10-KSB for the Fiscal Year ended December 31, 1999, filed with the Securities and Exchange Commission, is available to shareholders upon request.

     All shareholders are cordially invited to attend the meeting.


By order of the Board of Directors


Thomas J. Beener
Secretary

July 27, 2000
Oceanside, California

                                    GREENLAND
                                    ---------
                                   CORPORATION

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                               AND PROXY STATEMENT

Oceanside, California
July 27, 2000

     The Board of Directors of Greenland Corporation, a Nevada corporation (the "Company" or "Greenland") is soliciting the enclosed Proxy for use at the Annual Meeting of Shareholders of the Company to be held on September 29, 2000 (the "Annual Meeting"), and at any adjournments thereof. The Company intends to mail this Proxy Statement and accompanying proxy card on or about August 11, 2000 to all shareholders entitled to vote at the Annual Meeting.

     Unless contrary instructions are indicated on the Proxy, all shares represented by valid Proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted FOR the election of the six nominees for directors named below, FOR the amendment to the Company's Articles of Incorporation, FOR the amendment to the 1999 Stock Option Plan, FOR approval of the independent certified public accountants and FOR the ratification of all acts by the officers and directors of the Company in the previous year. As to any other business which may properly come before the Annual Meeting and be submitted to a vote of the shareholders, Proxies received by the Board of Directors will be voted in accordance with the best judgment of the holders thereof.

     A Proxy may be revoked by written notice to the Secretary of the Company at any time prior to the Annual Meeting, by executing a later Proxy or by attending the Annual Meeting and voting in person.

     The Company will bear the cost of solicitation of Proxies. In addition to the use of mails, Proxies may be solicited by personal interview, telephone, or telegraph, by officers, directors, and other employees of the Company.

     The Company's mailing address is 1935 Avenida Del Oro, Suite D, Oceanside, California 92056, which is also the address of the Company's corporate offices.

                                     VOTING

     Shareholders of record at the close of business on July 31, 2000 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

     As of June 6, 2000 50,673,621 shares of common stock, par value $.001, of the Company ("Common Stock") were outstanding (excluding warrants and options to purchase 44,242,413 shares), representing the only voting securities of the Company. Each share of Common Stock is entitled to one vote.

     Votes cast by Proxy or in person at the Annual Meeting will be counted by the person appointed by the Company to act as Inspector of Election for the Annual Meeting. The Inspector of Election will treat shares represented by Proxies that reflect abstentions or include "broker non-votes" as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions or "broker non-votes" do not constitute a vote FOR or AGAINST any matter and thus will be disregarded in the calculation of "votes cast". Any unmarked Proxies, including those submitted by brokers or nominees, will be voted FOR the nominees of the Board of Directors, as indicated in the accompanying Proxy card.

        SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of June 30, 2000 by (i) each of the Company's named executive officers and directors, (ii) the Company's named executive officers and directors as a group and (iii) each person (or group of affiliated persons) who is known by the Company to own beneficially more than 5% of the Company's Common Stock. The business address is the same as that of the Company unless otherwise indicated.

     For purposes of this Proxy Statement, beneficial ownership of securities is defined in accordance with the rules of the Securities and Exchange Commission with respect to securities, regardless of any economic interests therein. Except as otherwise indicated, the Company believes that the beneficial owners of the securities listed below have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Unless otherwise indicated, the business address for each of the individuals listed below is the same as that of the Company.


    --------------------------------------------------------------------------------------------

     --------------------------------------------------------------------------------------------
                                                         NUMBER OF SHARES       PERCENT (1)
     OFFICERS AND DIRECTORS                             BENEFICIALLY OWNED  BENEFICIALLY OWNED

     --------------------------------------------------------------------------------------------
     Louis T. Montulli 2                                    6,204,988               7%
          CEO, Director
     Lee Swanson 3                                          3,203,805               3%
          Director
     --------------------------------------------------------------------------------------------
     Thomas Beener 4                                        2,729,145               3%
          Vice President, Secretary, Director
     Max Farrow  5                                            728,571                *
           President, Director
     --------------------------------------------------------------------------------------------
     Gene Cross 6                                             150,000                *
           Director
     George Godwin 7                                          195,000                *
           Director
     --------------------------------------------------------------------------------------------

      Officers and Directors as a group                    13,211,509              14%
     (6 persons)
     --------------------------------------------------------------------------------------------


     --------------------------------------------------------------------------------------------

     --------------------------------------------------------------------------------------------


         * INDICATES AN AMOUNT LESS THAN 1%.

(1) Based on 50,673,621 shares of Common Stock outstanding as of June 6, 2000 plus 44,242,413 warrants and options for a total of 94,916,034 shares fully diluted.

(2) Including warrants now exercisable to purchase 850,000 shares of Greenland Corporation common stock at $.20 and 850,000 shares of Greenland Corporation common stock at $.25; Options now exercisable to purchase 1,300,000 shares of Greenland Corporation common stock at $.15 per share 25,000 shares at $.24 per share, 133,332 shares at $ .18 per share, 171,428 shares at $.14 per share, 400,000 shares at $ .15 per share, 257,142 shares at $. 14 per share; and, options exercisable on January 2001 to purchase 400,000 shares of Greenland Corporation common stock at $.15 per share.

(3) Including options now exercisable to purchase 1,300,000 shares of Greenland Corporation common stock at $.15 per share, 160,000 shares at $.15 per share, 133,332 shares at $.18 per share, 171,428 shares at $.14 per share, and 41,378 shares at $.29 per share.

(4) Including options now exercisable to purchase 1,350,000 shares of Greenland Corporation common stock at $.15 per share, 320,000 shares at $.15 per share and 257,142 shares at $.14 per share.

(5) Including options now exercisable to purchase 600,000 shares of Greenland Corporation common stock at $.15 per share and 128,571 shares at $ .14 per share.

(6) Including options now exercisable to purchase 150,000 shares of Greenland Corporation common stock at $.15 per share.

(7) Including options now exercisable to purchase 150,000 shares of Greenland Corporation common stock at $.15 per share.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

     The Board of Directors of the Company has nominated and recommends FOR election as directors the six persons named below, all of whom are currently serving as directors of the Company. The enclosed Proxy will be voted FOR the persons nominated unless otherwise indicated. If any of the nominees should be unable to serve or should decline to do so, the discretionary authority provided in the Proxy will be exercised by the present Board of Directors to vote for a substitute, or substitutes, to be designated by the Board of Directors. The Board of Directors has no reason to believe that any substitute nominee, or nominees, will be required.

     Each shareholder may cast one vote for each share held by him multiplied by the number of directors to be elected, but may not cast more votes than the number of shares owned for any candidate and therefore a simple majority of the shares represented and voting will elect all of the directors. The candidates receiving the highest number of votes, up to the number of directors to be elected, will be elected.

     The Proxy may not be voted for more than six persons.

                         INFORMATION REGARDING NOMINEES

     The information set forth below as to each nominee for Director has been furnished to the Company by the respective nominees.

Louis T. Montulli, age 59, has served as Chief Executive Officer and Chairman of the Board since January 1999. Prior to joining the Company Dr. Montulli has been associated with several start-up ventures. He has served in senior positions in the Department of Defense and Department of Energy during the 1970's and was a member of the White House staff from 1981 to 1984. Dr. Montulli has served on the United States Air Force Scientific Advisory Board, the NASA Technical Advisory Board, as well as other government and university boards and panels. From 1993 to 1996, Mr. Montulli served as Senior Vice President of new business development, marketing and advanced systems for Lockheed Martin Corporation where he refocused resources on three commercial and military products resulting in $200 million in new orders the first year. Prior to Lockheed he was Vice President for Boeing Military Airplane Co. where he supervised 4,800 people and hundreds of key projects. Dr. Montulli holds a doctorate in Engineering from the University of California, Los Angeles. He received the Most Distinguished Alumni award in 1987 from the University of Rochester where he received his B.S. in Mechanical Engineering.

Max Farrow, age 58, joined the Company as President in February 2000 and as a Director of the Company since March 2000. Prior to joining the Company, Mr. Farrow served in senior management positions, including Senior VP of Technology and Reconnaissance with Lockheed Martin in Long Island, New York and General Manager of Electro-Optics Division at Westinghouse in Baltimore, Maryland. He also served as Director at the Lockheed Skunk Works in Burbank, California and Martin Marietta in Orlando, Florida. During his career he has been responsible for the management and design, development and fielding of many major high technology programs including the ATARS for the Navy F/A 18, upgrades to the F-117, the targeting and night vision systems for the Apache AH-64, and hyper-spectral/multi-spectral sensors for military and civilian applications. Along with his technical degrees in Electronics from KSU and Polytechnic Institute of Brooklyn, Mr. Farrow completed the PMD program at the Harvard School of Business.

Lee Swanson, age 58, served as Chief Financial Officer, President and as a Director of the Company since June 1998. Mr. Swanson resigned his position as CFO and President in March 2000 but remains a Director. Mr. Swanson is a finance and accounting expert by formal education and a highly capable and successful bankruptcy turn-around expert by experience. For the past ten years, Mr. Swanson has led seven companies successfully through this process. His most recent success was a turn around of Hooked on Phonics. From 1969 to 1989, Mr. Swanson held increasing responsibilities in the aluminum, chemical and steel industries, first as auditor and financial manager and later as manufacturing manager and V.P. for operators of nine facilities. During the 1990's, Mr. Swanson has been President, COO, or CEO of seven companies, leading each from bankruptcy to successful buyout or restructuring.

Thomas Beener, age 50, has served as General Counsel, Vice-President and Secretary of the Company since May 1998 and as a Director since January 1999. Mr. Beener came to Greenland with an extensive background in securities law. He is a Corporate/Securities Attorney with experience in public company counsel work, corporate, public offerings and private placements, securities compliance, mergers and acquisitions, technology licensing agreements, and broker/dealer compliance and operations. Mr. Beener founded and for nine years managed a NASD Broker/Dealer firm and has served as in-house counsel and corporate secretary to NASDAQ listed companies and served as member of board of directors to NASDAQ listed companies.

Gene Cross, age 64, has served as Director of the Company since June 1998. Previously, Mr. Cross was Executive Vice President and Chief Financial Officer of BWIP International, Inc., a large industrial manufacturing company. Mr. Cross has been a consultant to a variety of companies involved in high technology development and manufacturing.

George Godwin, age 64, has served as Director of the Company since June 1998. Mr. Godwin serves as Vice President at Nuclear Business Unit of BWIP International, Inc. a large industrial manufacturing company. Mr. Godwin formerly held the positions of General Manager and Regional Sales Manager of a BWIP division serving the utility industry. Mr. Godwin holds a degree in industrial engineering from Tennessee Tech and has also extended management studies at UCLA and the University of Michigan.



                    RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors recommends that shareholders vote FOR the slate of nominees set forth above. Proxies solicited by the Board of Directors will be so voted unless shareholders specify otherwise on the accompanying Proxy.


                             EXECUTIVE COMPENSATION

     The following table sets forth, for the fiscal years ended December 31, 1998 and December 31, 1999 the compensation awarded or paid to, or earned by, the Company's executive officers for services rendered to the Company.


            ------------------------------------------ -------- ---------- ----------- ------------
            NAME AND POSITION                           YEAR     SALARY      OTHER        TOTAL
            ------------------------------------------ -------- ---------- ----------- ------------
            Louis T. Montulli, Director                 1998       -         -

            Chief  Executive Officer                    1999         -       $101,199   $101,199
                                                                             (1)
            ------------------------------------------ -------- ---------- ----------- ------------
            Thomas Beener,                              1998     $15,553    $80,000(1)  $ 95,553

            Vice President, Secretary and Director      1999         -      $124,446    $124,446
                                                                            (1)         -
            ------------------------------------------ -------- ---------- ----------- ------------
            Lee Swanson,                                1998     $24,248    $80,000(1)  $104,248

            President and Director                      1999         -      $123,232    $123,232
                                                                            (1)
            ------------------------------------------ -------- ---------- ----------- ------------


     (1) Compensation paid in the form of shares of Common Stock of the Company.

     Mr. Swanson and Mr. Beener joined the Company in 1998 and Mr. Montulli joined the Company in January 1999, and accordingly, compensation as related to prior years is not applicable. During 1998 and through 1999, each of the officers and directors have received either part or all of their compensation in the form of Common Stock of the Company or options to purchase shares of common stock of the Company in order to ease the burden on the Company's cash position. It is anticipated that said practice will continue until such time as the Company's cash position improves.

     The Company issued stock options to Mr. Montulli, Mr. Swanson, and Mr. Beener as follows: Mr. Montulli, was granted options to purchase 1,700,000 shares of Greenland Corporation common stock at $.15 per share (options to acquire 1,300,000 shares are now exercisable and options to purchase 400,000 shares will become exercisable on January 2001); options now exercisable to purchase shares of Greenland Corporation common stock in the amount of 25,000 shares at $.24 per share, 133,332 shares at $.18, per share, 171,428 shares at $.14 per share, 400,000 shares at $.15 per share and 257,142 shares at $.14 per share. Mr. Swanson was granted options now exercisable to purchase 1,300,000 shares of Greenland Corporation common stock at $.15 per share as well as 160,000 shares at $.15 per share, 133,332 shares at $.18 per share, 171,428 shares at $.14 per share, and 41,378 shares at $.29 per share. Mr. Beener was granted options now exercisable to purchase 1,350,000 shares of Greenland Corporation common stock at $.15 per share, in addition 320,000 shares at $.15 per share and 257,142 shares at $.14 per share. Mr. Farrow was granted options now exercisable to purchase 600,000 shares of Greenland Corporation common stock at $.15 per share and 128,577 shares at $.14 per share. These options were granted pursuant to the 1999 Stock Option Plan and expire after 10 years from date of issuance.

     The Company has established annual salaries of $144,000 for its executive officers: Louis T. Montulli, Max Farrow, and Thomas Beener for fiscal 2000. Mr. Swanson resigned as an officer of the Company in March 2000 and Mr. Farrow joined the Company in February 2000. Each officer has signed an employment contract that provides for, among other things, bonus based on volume of machines placed in operation and based on the discretion of the Board of Directors.

         During the first seven months of this year and for the entire year of 1999, Mr. Beener, Mr. Montulli and Mr. Swanson accepted their entire compensation in the form of stock and/or stock options. During the first seven months of this year, Mr. Farrow has received compensation in cash and stock options.

                                   PROPOSAL 2
                   AMENDMENT OF THE ARTICLES OF INCORPORATION

        Greenland Corporation's Articles of Amendment to the Articles of Incorporation currently authorizes the issuance of up to 100 million shares of common stock. As of June 6, 2000, the Company had in excess of 90 million shares issued and outstanding and/or reserved in the event of the exercise of options and warrants, leaving approximately 10 million shares available for other uses (including issuances under the Company's stock-based compensation benefit plans).

        The Board of Directors is proposing an amendment to the Articles of Amendment to increase the number of authorized shares of common stock from 100 million to 180 million. If the stockholders approve this proposal, Article V of Greenland's Articles of Incorporation will be amended to read in its entirety as follows:

                  "The aggregate number of shares which the Corporation shall have authority to issue is180,000,000 shares, having a par value of $0.001 (1 mil) per share. The stock shall be designated as Class "A" voting common stock and shall have the same rights and preferences. The common stock shall not be divided into classes and may not be issued in series. Fully paid stock of this Corporation shall not be liable for any further call or assessment."

     The Board believes that the number of shares available for issuance does not give Greenland the flexibility to issue stock for general corporate purposes. The Company recently completed a Private Placement Offering that includes three sets of warrants ($.50, $1.00 and $1.50) which if fully exercised, results in issuance of in excess 40 million shares. In addition, the Company anticipates pursuing the establishment of a line of credit which is necessary for additional capital for further marketing, placement of machines and development which would require the issuance of a substantial amount of additional shares. The Board believes that the proposed increase in the number of authorized shares will provide the Company with the flexibility necessary to issue shares in connection with an acquisition, financing or other corporate purpose, without the expense of a special stockholders meeting or the delay of waiting until the next annual meeting.

     If this proposal is approved, all authorized but unissued shares of common stock will be available for issuance from time to time for any proper purpose approved by the Board (including issuances in connection with stock-based employee benefit plans, future stock splits or dividends and issuances to raise capital or effect acquisitions). There are currently no arrangements, agreements or understandings for the issuance or use of the additional shares of authorized common stock (other than issuances permitted or required under Greenland's stock-based benefit plans or awards made pursuant to those plans). If this proposal is approved, all or any of the shares may be issued without further stockholder action, unless stockholder approval is required by law.

     Stockholders do not have preemptive or similar rights to subscribe for or purchase any additional shares of common stock that we may issue in the future, and therefore, future issuances of common stock other than on a pro rata basis to all stockholders would reduce each stockholder's proportionate interest in Greenland.

     The affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote at the meeting is necessary for approval of Proposal 2. Therefore, abstentions effectively count as votes against this proposal.


                    RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors has adopted and approved Proposal 2, subject to the requisite approval by the Company's Stockholders. The affirmative vote of a majority of the outstanding shares of Common Stock is required to adopt the Proposal. The Board of Directors of the Company has considered the Proposal and recommends that the Company's

Stockholders adopt the Proposal as set forth in this information statement



                                   PROPOSAL 3
                       AMENDMENT OF 1999 STOCK OPTION PLAN

        At the Company's 1999 Annual Meeting the shareholders approved the 1999 Stock Option Plan that provided for 8 million shares of common stock (the "Plan"). During the years 1999 and 2000 the Company has increased its employee base and executive management. Currently 6.5 million shares have been issued pursuant to the Plan.

        Accordingly, the Board of Directors has determined that the 1999 Stock Option Plan is not adequate to meet the needs of the Company and that the Company may have difficulty retaining key personnel unless the number of shares of Common Stock available in the Plan is increased to meet the Company's present and future needs. Therefore, the Board of Directors believes that ARTICLE 4 of the 1999 Stock Option Plan should be amended to increase the number of shares authorized in the Plan from 8 million to 14 million. All terms and conditions of the Plan will remain unaffected.


                    RECOMMENDATION OF THE BOARD OF DIRECTORS

        The Board of Directors has adopted and approved Proposal 3, subject to the requisite approval by the Company's Stockholders. The affirmative vote of a majority of the outstanding shares of Common Stock is required to adopt the Proposal. The Board of Directors of the Company has considered the Proposal and recommends that the Company's Stockholders adopt the Proposal as set forth in this information statement.



                                   PROPOSAL 4
                        ELECTION OF INDEPENDENT AUDITORS

        The Board of Directors has selected Levitz, Zacks & Ciceric to serve as the Company's independent accountants for the fiscal year 2000. Levitz, Zacks & Ciceric has served as the Company's independent accountants since 1999.


                              CERTAIN TRANSACTIONS

        During 1999 certain Officers and Directors made loans to the Company to further various projects, research and development. Thomas Beener loaned the Company $15,000 and as part of the transaction purchased warrants to acquire 100,000 shares of Greenland common stock at $.10 per share and 100,000 shares of Greenland common stock at $.13 per share. Lee Swanson loaned the Company $25,000 and as part of the transaction purchased warrants to acquire 166,666 shares of Greenland common stock at $.10 per share and 166,666 shares at $.13. Gene Cross loaned the Company $5,000 and as part of the transaction purchased warrants to acquire 33,333 shares of Greenland common stock at $.10 per share and 33,333 shares at $.13 per share. George Godwin loaned the Company $5,000 and as part of the transaction purchased warrants to acquire 33,333 shares of Greenland common stock at $.10 per share and 33,333 shares at $.13 per share. The loans are currently outstanding. The loans were repaid by converting the outstanding principal and interest to restricted shares of common stock of Greenland at a value of $.15 per share.

        On or about March 20, 2000 the Company entered into a transaction with SmartCash ATM, Ltd. ("SmartCash") whereby the Company reacquired the rights to the Master Distributorship from SmartCash. Although SmartCash will remain an non-exclusive distributor, the Company believes that the repurchase of the rights to the Master Distributorship provides the Company with the certain advantages including: increase in gross hardware and software profits, allows the Company to work directly with Independent Sales Representatives and provides the Company with unencumbered access to corporate chain market sales. Among other terms and conditions, the Company loaned SmartCash $200,000 (which SmartCash will repay from proceeds of sale of stock) and the Company will continue to pay commission on sales of machines by SmartCash until said commissions equal $320,000. SmartCash released its distributors from any obligation to SmartCash that would have prevented said distributor from contracting directly with Greenland for the sale of the Company's Product. Mr. Randell Coleman is the owner of SmartCash and Mr. Coleman served as a Director of Greenland during 1999. Mr. Coleman resigned from the Board of Directors prior to the consummation of the transaction with SmartCash.

        During 1999, Officers of the Company were prepaid $63,414 in the form of Common Stock. This prepayment arose as a result of a discrepancy regarding the valuation of the stock paid to the officers in lieu of cash compensation. This prepayment was offset against compensation owed to the Officers in the year 2000.



                                  OTHER MATTERS

     The Board of Directors does not know of any matter to be presented at the Annual Meeting, which is not listed on the Notice of Annual Meeting and discussed above. If other matters should properly come before the meeting however, the persons names in the accompanying Proxy will vote all Proxies in accordance with their best judgment.



                  STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

     Stockholder proposals intended to be presented at the 2000 Annual Meeting (the meeting to be held following the end of fiscal year 1999) must be received on or before September 15, 2000 by the Company at its office address set forth on the first page of this proxy statement, and all the other conditions of Rule 14a-8 under the Securities Exchange Act of 1934 must be satisfied, for such proposals to be included in Greenland Corporation's proxy statement and form of proxy relating to that meeting.

                   SELECTED HISTORICAL COMBINED FINANCIAL DATA




        YEAR ENDED DECEMBER 31,                                   1999                 1998
        ------------------------------------------------------------------------------------
                                                               Audited               Audited
        Gross revenues                                $        272,042         $      15,683
        Operating earnings (loss)                           (4,313,619)          (1,186,065)
        Other income (loss)                                 (3,221,070)            (627,025)
        Net earnings (loss)                                 (6,822,212)          (3,322,163)
        Loss per common share                                    (0.27)               (0.43)
                                                                 ------               ------
        Shares outstanding (weighted average)               25,261,805            7,702,050

        At Year End

        Current assets                                         792,530               99,250
        Properties, net of depreciation                        190,004               24,600
        Other assets                                             7,500               51,669
                                                                 -----               ------
        Total assets                                         4,752,937            6,337,242
                                                             ---------            =========

        Current liabilities                                     98,100              556,672
        Long-term debt                                             -0-                  -0-
        Total liabilities                                    1,367,976              556,672
                                                             ---------              -------

        Common stock, $.001 par value                           35,298               12,708
        Paid-in capital                                     16,881,759           12,652,183
        Retained deficit                                   (13,706,533)          (6,884,321)
                                                           ------------          ----------
        Shareholders' equity                                 3,384,961            5,780,570
                                                             ---------            ---------

        Common shares outstanding at 12/31                  35,298,622           12,708,331

        ------------------------------------------------------------------------------------


     The Company's Form 10-KSB for the fiscal year ended December 31, 1999 was filed with the Securities and Exchange Commission in April 14, 2000. Additional information is available to beneficial owners of Common Stock of the Company on the record date for the Annual Meeting of Shareholders.

     A copy of the Company's Form 10-KSB will be furnished without charge upon receipt of a written request identifying the person so requesting a report as a shareholder of the Company at such date. Requests should be directed to the Director of Investor Relations.


          ALL SHAREHOLDERS ARE URGED TO COMPLETE, SIGN, AND RETURN THE
                  ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE.

BY ORDER OF THE BOARD OF DIRECTORS

Thomas J. Beener
Secretary

                                    GREENLAND
                                   CORPORATION

               PROXY SOLICTIED ON BEHALF OF THE BOARD OF DIRECTORS
            FOR ANNUAL MEETING OF SHAREHOLDERS ON SEPTEMBER 29, 2000

The undersigned hereby appoint Louis T. Montulli, Lee Swanson, Thomas J. Beener, Gene Cross, George Godwin and Max W. Farrow and each and any of them, as true and lawful agents and proxies with full power of substitution in each, to represent the undersigned in all matters coming before the Annual Meeting of Shareholders of Greenland Corporation to be held at the Best Western Marty's Valley Inn, 3240 Mission Avenue, Oceanside, CA 92054 at 10:00 AM Pacific Time, on Friday, September 29, 2000, and any adjournments thereof, and to vote as follows:


         1.       ELECTION OF DIRECTORS
                           NOMINEES:  LOUIS T. MONTULLI, LEE SWANSON, THOMAS J.
                           BEENER, GENE CROSS, GEORGE GODWIN AND MAX W. FARROW.

                  ______   VOTE FOR all nominees listed above.
                  ______   VOTE WITHELD from all nominees listed above.

         2.       AMENDMENT OF ARTICLES OF INCORPORATION

                  FOR:  _________           AGAINST:  __________       ABSTAIN:  __________

         3.       AMENDMENT OF 1999 STOCK OPTION PLAN

                  FOR:  _________           AGAINST:  __________       ABSTAIN:  __________

         4.       ELECTION OF LEVITZ, ZACKS & CICERIC as the Company's independent auditors for fiscal
2000

                  FOR:  _________           AGAINST:  __________       ABSTAIN:  ___________

         5.       OTHER MATTERS
                  In their discretion, to vote with respect to any other matters that may come before the Meeting or any adjournment thereof, including matters incident to its conduct.

                  FOR:  __________  AGAINST:  __________      ABSTAIN:  ____________


WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER SPECIFIED ABOVE BY THE SHAREHOLDER. TO THE EXTENT CONTRARY SPECIFICATIONS ARE NOT GIVEN, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN ITEMS 1 AND 5.

                           PROXY NUMBER                  NUMBER OF SHARES


         -------------------------------------  --------------------------------
         PLEASE SIGN EXACTLY AS NAME APPEARS
         BELOW
                                                --------------------------------
                                                DATED

                                                --------------------------------
                                                Signature

                                                --------------------------------
                                                Signature

Joint Owners should each sign. Attorney-in-fact, administrators, custodians, partners, or corporation officers should give full title.

        PLEASE DATE, SIGN, AND RETURN IN THE ENCLOSED ENVELOPE PROMPTLY.